Exhibit 99.4
AMENDED AND RESTATED
FACILITY A LOAN NOTE

No.
$8,000,000.00	Date: as of December 14, 2009
Chicago, Illinois	Due Date: October 3, 2011
This Note (the “Amended Facility A Loan Note”) is given in replacement of but not extinguishing the indebtedness evidenced by that Facility A Loan Note dated October 3, 2008, executed by ISI Security Group, Inc. in the original principal amount of $10,000,000.00.
FOR VALUE RECEIVED, ISI SECURITY GROUP, INC., a Delaware corporation, (f/k/a ISI DETENTION CONTRACTING GROUP, INC.) (the “Borrower”), whose address is 12903 Delivery Drive, San Antonio, Texas 78247, promises to pay to the order of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (hereinafter, together with any holder hereof, the “Bank”), whose address is 120 S. LaSalle Street, Chicago, Illinois 60603, on or before October 3, 2011 (the “Facility A Scheduled Maturity Date”), the lesser of (i) eight million and 00/100 dollars ($8,000,000.00), or (ii) the aggregate principal amount of the Facility A Loan outstanding under and pursuant to that certain Loan and Security Agreement dated as of the date hereof, executed by and between the Borrower and the Bank, as amended from time to time (as amended, supplemented or modified from time to time, the “Loan Agreement”), and made available by the Bank to the Borrower at the maturity or maturities and in the amount or amounts stated on the records of the Bank, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of the Facility A Loan outstanding from time to time as provided in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.
This Amended Facility A Loan Note evidences the Facility A Loan, Letters of Credit and other indebtedness incurred by the Borrower under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Facility A Scheduled Maturity Date or any payment hereon may be accelerated. The holder of this Amended Facility A Loan Note is entitled to all of the benefits and security provided for in the Loan Agreement. The Facility A Loan shall be repaid by the Borrower on the Facility A Scheduled Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement.
Principal and interest shall be paid to the Bank at its address set forth above, or at such other place as the holder of this Amended Facility A Loan Note shall designate in writing to the Borrower. The Facility A Loan made, and all Letters of Credit issued by the Bank, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Bank and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Bank, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Amended Facility A Loan Note, and assents to any extension or postponement of the time of payment or any other indulgence.
The Facility A Loan and the Letters of Credit evidenced hereby have been made and/or issued and this Amended Facility A Loan Note has been delivered at the Bank’s main office set forth above. This Amended Facility A Loan Note shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Loan Agreement and this Amended Facility A Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Amended Facility A Loan Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Amended Facility A Loan Note. The term “Borrower” as used herein shall mean all parties signing this Amended Facility A Loan Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.
This Note reduces, but does not extinguish the indebtedness evidenced by that promissory note dated October 3, 2008, as amended, executed by ISI SECURITY GROUP, INC., in the original principal amount of $10,000,000.00. This Amended Facility A Loan Note is a modification only and not a novation. All interest evidenced by the note being replaced by this instrument shall continue to be due and payable until paid.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned Borrower has executed this Amended and Restated Facility A Loan Note as of the date set forth above.
ISI SECURITY GROUP, INC.,
a Delaware Corporation

By:	/s/ Donald F. Neville

	Name:	Donald F. Neville
	Title:	Chief Financial Officer